Exhibit 23.1


KABANI & COMPANY, INC.
Certified Public Accountants
17011 Beach Blvd. Suite 1230, Huntington Beach, CA 92647

                                                            Phone (714) 843-5453
                                                            Fax   (714) 843-5451
                                                                www.kabanico.com


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the use, in the registration statement on Form SB-2 of ValCom, Inc. of our report dated February 5, 2004 on our audits of the financial statements of ValCom, Inc. as of September 30, 2003 and 2002, and the results of its operations and cash flows for the two years then ended, and the reference to us under the caption "Experts".

/s/ Kabani & company, Inc.
-----------------------------
Kabani & Company, Inc.
Fountain Valley, California

September 14, 2004